                                                                      Exhibit 99

                         Form 3 Joint Filer Information

Name:                                   Bronco Drilling Holdings, L.L.C.

Address:                                c/o Wexford Capital LLC
                                        411 West Putnam Avenue
                                        Greenwich, Connecticut 06830

Designated Filer:                       Wexford Capital LLC

Issuer & Ticker Symbol:                 Bronco Drilling Company, Inc. (BRNC)

Date of Event Requiring Statement:      August 19, 2005

Signature:                              /s/ ARTHUR H. AMRON
                                        ---------------------------------------
                                        By: Arthur H. Amron, Vice-President and
                                        Assistant Secretary
                                        Bronco Drilling Holdings, L.L.C.